Exhibit 99.1

Constant Contact Announces Third Quarter 2013 Financial Results

Quarterly revenue increases approximately 13% year-over-year

Adjusted EBITDA increases approximately 32% year-over-year

WALTHAM, MA – October 24, 2013 – Constant Contact®, Inc. (Nasdaq: CTCT), which helps more than half a million small organizations create and grow relationships with their customers through a suite of online marketing tools, today announced its financial results for the third quarter ended September 30, 2013.

“We are pleased with our results for the third quarter. All three of our growth drivers– new customer additions, average revenue per user, and customer retention – performed well,” said Gail Goodman, chief executive officer of Constant Contact. “Our core email marketing business remains strong, and we are seeing gains in many of our newer initiatives. We believe our efforts are setting the stage for accelerated revenue growth and margin expansion.”

Third Quarter 2013 Financial Metrics

•	Revenue was $72.0 million, an increase of 12.9% compared to revenue of $63.8 million for the comparable period in 2012.

•	Gross margin in the third quarter was 71.6%, compared to 70.7% for the comparable period in 2012.

•	GAAP net income was $3.6 million, or $0.11 per share, compared to GAAP net income of $6.6 million, or $0.21 per share, for the third quarter of 2012. GAAP net income and GAAP net income per share for 2012 included a $6.1 million non-cash benefit from a change to the fair value of a contingent consideration liability associated with the acquisition of SinglePlatform in 2012.

•	Adjusted EBITDA was $14.8 million, compared to adjusted EBITDA of $11.3 million for the comparable period in 2012. Adjusted EBITDA margin was 20.6%, compared to 17.6% for the comparable period in 2012.

•	Non-GAAP net income was $9.0 million, compared to non-GAAP net income of $6.2 million for the third quarter of 2012. Non-GAAP net income per diluted share was $0.29 per share, compared to $0.20 per share for the third quarter of 2012.

•	Cash flow from operations was $13.7 million, compared to $10.9 million for the third quarter of 2012.

•	Capital expenditures were $4.4 million for both the third quarter of 2013 and the third quarter of 2012.

•	Free cash flow was $9.2 million, compared to $6.5 million for the third quarter of 2012.

•	The company had $107.2 million in cash, cash equivalents and marketable securities at September 30, 2013, compared to $99.3 million at June 30, 2013.

Operating Metrics

•	Added 45,000 gross new unique customers in the third quarter compared to 35,000 in the third quarter of 2012 and 50,000 in the second quarter of 2013. (*)

•	Ended the third quarter with 585,000 unique customers, an increase from 540,000 unique customers at the end of the third quarter of 2012 and 575,000 unique customers at the end of the second quarter of 2013. (*)

•	Consistent with prior calculations (excluding the 10,000 SinglePlatform customers at the time of the acquisition), average monthly revenue per unique customer (ARPU) in the third quarter was $42.13. This is up from $40.35 in the comparable period in 2012 and $41.79 in the second quarter of 2013.

•	ARPU including the 10,000 SinglePlatform customers (as we anniversary the acquisition) was $41.40 in the third quarter. For comparison, including these customers in the calculation, ARPU would have been $39.59 in the third quarter of 2012 and $41.06 in the second quarter of 2013.

•	Monthly retention rate of unique paying customers remained in its historical range of 97.8%, plus or minus 0.5%, for each month during the third quarter.

(*) Figures are rounded to nearest 5,000.

Other Recent Highlights

•	Successfully launched new contact management functionality to more than 275,000 customers, a key milestone of the company’s expanded platform vision.

•	Launched new programs with Staples and Microsoft aimed at helping small businesses grow with online tools. In partnership with Staples, Constant Contact will work to educate small businesses and nonprofits across the country with free in-store marketing workshops as a means to extend the company’s reach to new potential customers. Jointly, Microsoft and Constant Contact are launching an educational program to provide best online marketing practices seminars in Microsoft retail stores across North America.

•	To further strengthen Constant Contact’s partner network, the company held its first-ever OneCon Conference for partners in Boston and San Francisco. This multi-day interactive conference hosted forums to help the company’s partners grow their business and increase their clients’ success.

•	Strengthened the management team and organization with new leadership, including: Jim Cuff as Vice President of Technical Operations to help build and scale technical and operating product platforms; John Orlando as Vice President of Product Marketing to lead product positioning and messaging efforts; and Will Yapp as Vice President of Business Development to develop strategic partnerships.

•	Under the company’s previously announced $20 million share repurchase program, the company repurchased 150,000 shares of common stock in the third quarter for approximately $2.9 million at an average purchase price of approximately $19 per share. To date, the company has repurchased 250,000 shares of common stock at an average price of approximately $18 per share, for a total cost of approximately $4.5 million.

“This time last year we refocused the company to deliver consistently good results, and the third quarter reflects continued progress towards that goal. Revenue in the quarter was in line with expectations and profitability exceeded guidance. Our focus on results is driving gains in customer additions, retention, and what our customers pay us (ARPU),” said Harpreet Grewal, chief financial officer of Constant Contact. “In the third quarter, we delivered higher year-on-year customer life-time value driven by lower cost of customer acquisition, improved gross margins, and gains in retention and ARPU.

“Our initial 2014 guidance reflects that prior year investments are beginning to drive top line growth and improved efficiencies,” added Grewal. “We look for revenue growth to accelerate while delivering significant margin expansion.”

Business Outlook

Constant Contact is issuing guidance for the fourth quarter, full year 2013 and full year 2014 as follows:

Fourth Quarter 2013:

Current Guidance (10/24/2013)
Total revenue	$74.5 m - $75.2 m
Adjusted EBITDA margin	19.2% - 19.9%
Adjusted EBITDA	$14.3 m - $15.0 m
Stock-based compensation expense	$3.5 m
GAAP net income	$2.9 m - $3.3 m
GAAP net income per share	$0.09 - $0.11
Non-GAAP net income per share*	$0.26 - $0.28
Diluted weighted average shares outstanding	31.3 m

Full Year 2013:

	Prior Guidance (7/25/2013)	Current Guidance (10/24/2013)
Total revenue	$285.0 m - $288.0 m	$285.0 m - $285.7 m
Adjusted EBITDA margin	15.6% - 16.0%	16.0% - 16.2%
Adjusted EBITDA	$44.5 m - $46.0 m	$45.5 m - $46.2 m
Stock-based compensation expense	$14.6 m	$14.7 m
GAAP net income	$4.3 m - $5.5 m	$6.0 m - $6.5 m
GAAP net income per share	$0.14 - $0.18	$0.19 - $0.21
Non-GAAP net income per share*	$0.68 - $0.73	$0.72 - $0.74
Diluted weighted average shares outstanding	31.3 m	31.2 m
Estimated effective tax rate	~40%	~40%
Estimated cash tax rate	~10%	~10%

*	Non-GAAP net income per share calculated using an estimated cash tax rate.

Full Year 2014:

Current Guidance (10/24/2013)
Total revenue	More than 13% revenue growth
Adjusted EBITDA margin	More than 200 basis points of annual Adjusted EBITDA margin expansion

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share, estimated cash tax rate and free cash flow.

Adjusted EBITDA is a non-GAAP financial measure that is defined as GAAP net income (loss) before income taxes, interest and other income (expense), net, depreciation and amortization, stock-based compensation, litigation contingency accruals and contingent consideration adjustments. Adjusted EBITDA margin is a non-GAAP financial measure that is calculated by dividing adjusted EBITDA by revenue.

Non-GAAP net income is a non-GAAP financial measure that is defined as GAAP net income (loss) before the non-cash portion of income taxes, stock-based compensation expense, litigation contingency accruals and contingent consideration adjustments. Non-GAAP net income per share is a non-GAAP financial measure that is calculated by dividing non-GAAP net income (loss) by the weighted average shares outstanding.

Estimated cash tax rate is calculated by dividing estimated taxes to be paid by estimated full year income before taxes.

Free cash flow is calculated by subtracting cash paid for the acquisition of property and equipment from net cash provided by operating activities.

Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the company’s board of directors. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

Conference Call Information

What:	Constant Contact third quarter 2013 financial results conference call
When:	Thursday, October 24, 2013
Time:	5:00 p.m. ET
Live Call:	(877) 334-1974, domestic
(760) 666-3590, international
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Webcast:	http://investor.constantcontact.com/ (live and replay)

Live and replay conference ID code: 68764349

The webcast will be archived on Constant Contact’s website for a period of three months.

About Constant Contact, Inc.

Constant Contact wrote the book on Engagement Marketing® – the new marketing success formula that helps small organizations create and grow customer relationships in today’s socially connected world. More than half a million small businesses, nonprofits and associations worldwide use the company’s online marketing tools to generate new customers, repeat business, and referrals through email marketing, social media marketing, event marketing, local deals, digital storefronts, and online surveys. Only Constant Contact offers the proven combination of affordable tools and free KnowHow®, including local seminars, personal coaching and award-winning product support. The company further supports small organizations through its extensive network of consultants/resellers, technology providers, franchises and national associations.

Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding accelerating revenue growth and margin expansion and the company’s financial guidance for the fourth quarter of 2013, full year 2013 and full year 2014. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the company’s ability to attract new customers and retain existing customers, the company’s dependence on the market for email marketing services for small organizations, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the company operates, the company’s ability to successfully develop and introduce new products and add-ons or enhancements to existing products and integrate its products in an effective manner, the successful integration of SinglePlatform, adverse regulatory or legal developments, litigation risk and expense, the company’s ability to continue to promote and maintain its brand in a cost-effective manner, changes in the competitive environment, the company’s ability to compete effectively, the company’s ability to attract and retain key personnel, the company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.

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(CTCT-F)

Media Contact:

Erika Tower

Constant Contact

(781) 482-7039

pr@constantcontact.com

Investor Contact:

Jeremiah Sisitsky

Constant Contact

(339) 222-5740

ir@constantcontact.com

Constant Contact, Inc.

Consolidated Condensed Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue	$72,039	$63,846	$210,452	$185,856
Cost of revenue	20,478	18,722	60,964	$54,755

Gross profit	51,561	45,124	149,488	131,101

Operating expenses:
Research and development	12,133	9,776	34,400	29,051
Sales and marketing	24,608	24,881	83,214	76,435
General and administrative	9,136	7,956	29,078	23,201
Acquisition costs and other related charges	—	(6,020)	—	(5,297)

Total operating expenses	45,877	36,593	146,692	123,390

Income from operations	5,684	8,531	2,796	7,711
Interest income and other income (expense), net	133	68	116	201

Income before income taxes	5,817	8,599	2,912	7,912
Income tax (expense) benefit	(2,215)	(1,978)	266	(1,535)

Net income	$3,602	$6,621	$3,178	$6,377

Net income per share:
Basic	$0.12	$0.22	$0.10	$0.21
Diluted	$0.11	$0.21	$0.10	$0.21
Weighted average shares outstanding used in computing per share amounts:
Basic	30,696	30,466	30,672	30,339
Diluted	31,324	30,957	31,140	31,043

Constant Contact, Inc.

Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$3,602	$6,621	$3,178	$6,377
Income tax expense (benefit)	2,215	1,978	(266)	1,535
Interest income and other income (expense), net	(133)	(68)	(116)	(201)
Depreciation and amortization	5,687	5,044	16,438	14,013
Stock-based compensation expense	3,473	3,772	11,144	10,847
Litigation contingency accrual	—	—	820	—
Contingent consideration adjustment	—	(6,094)	—	(6,094)

Adjusted EBITDA	$14,844	$11,253	$31,198	$26,477

Divide by:
Revenue	$72,039	$63,846	$210,452	$185,856
Adjusted EBITDA margin	20.6%	17.6%	14.8%	14.2%

Constant Contact, Inc.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$3,602	$6,621	$3,178	$6,377
Non-cash portion of income tax expense (benefit)	1,965	1,870	(1,016)	1,212
Stock-based compensation expense	3,473	3,772	11,144	10,847
Litigation contingency accrual	—	—	820	—
Contingent consideration adjustment	—	(6,094)	—	(6,094)

Non-GAAP net income	$9,040	$6,169	$14,126	$12,342

Non-GAAP net income per share: diluted	$0.29	$0.20	$0.45	$0.40
Weighted average shares outstanding used in computing per share amounts	31,324	30,957	31,140	31,043

Constant Contact, Inc.

Calculation of Free Cash Flow (unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net cash provided by operating activities	$13,659	$10,917	$30,095	$27,024
Subtract:
Acquisition of property and equipment	4,445	4,432	14,134	15,076

Free cash flow	$9,214	$6,485	$15,961	$11,948

Constant Contact, Inc.

Consolidated Condensed Statements of Cash Flows (unaudited)

(In thousands)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities
Net income	$3,178	$6,377
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,438	14,013
Amortization of premiums on investments	146	430
Stock-based compensation expense	11,144	10,847
Provision for bad debts	13	9
Deferred income taxes	(292)	1,285
Contingent consideration adjustment	—	(6,094)
Taxes paid related to net share settlement of restricted stock units	(1,128)	(376)
Change in operating assets & liabilities, net of effects from acquisitions:
Accounts receivable	(71)	(129)
Prepaid expenses and other current assets	(1,695)	1,624
Other assets	269	(492)
Accounts payable	(4,607)	(3,985)
Accrued expenses	4,689	1,078
Deferred revenue	2,025	2,450
Other long-term liabilities	(14)	(13)

Net cash provided by operating activities	30,095	27,024

Cash flows from investing activities
Purchases of marketable securities	(15,834)	(36,357)
Proceeds from maturities of marketable securities	11,534	40,167
Proceeds from sales of marketable securities	4,000	40,600
Increase in restricted cash	(550)	—
Acquisition of businesses, net of cash acquired	—	(68,296)
Acquisition of property and equipment	(14,134)	(15,076)

Net cash used in investing activities	(14,984)	(38,962)

Cash flows from financing activities
Proceeds from issuance of common stock pursuant to exercise of stock options	2,461	4,227
Income tax benefit from the exercise of stock options	28	84
Proceeds from issuance of common stock pursuant to employee stock purchase plan	484	536
Repurchases of common stock	(4,529)	—

Net cash provided by (used in) financing activities	(1,556)	4,847

Effects of exchange rates on cash	1	2

Net increase (decrease) in cash and cash equivalents	13,556	(7,089)
Cash and cash equivalents, beginning of period	67,775	49,589

Cash and cash equivalents, end of period	$81,331	$42,500

Supplemental disclosure of non-cash investing and financing activities
Capitalization of stock-based compensation	351	730
Fair value of contingent consideration in connection with acquisition included in accrued expenses and other long-term liabilities	—	12,152

Constant Contact, Inc.

Consolidated Condensed Balance Sheets (unaudited)

(In thousands)

	September 30, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$81,331	$67,775
Marketable securities	25,888	25,732
Accounts receivable, net	150	92
Prepaid expenses and other current assets	8,209	6,513

Total current assets	115,578	100,112
Property and equipment, net	39,522	39,653
Restricted cash	1,300	750
Goodwill	95,505	95,505
Acquired intangible assets, net	4,936	6,758
Deferred tax assets	11,672	11,377
Other assets	2,838	3,107

Total assets	$271,351	$257,262

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,561	$8,167
Accrued expenses	15,492	10,803
Deferred revenue	34,725	32,700

Total current liabilities	53,778	51,670
Other long-term liabilities	1,996	2,010

Total liabilities	55,774	53,680

Stockholders’ Equity
Common stock	307	307
Additional paid-in capital	218,798	209,987
Accumulated other comprehensive income	17	11
Accumulated deficit	(3,545)	(6,723)

Total stockholders’ equity	215,577	203,582

Total liabilities and stockholders’ equity	$271,351	$257,262